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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                         NUMERICAL TECHNOLOGIES, INC.

                                      I.

     The name of this corporation is Numerical Technologies, Inc. (the "Corporation").

                                      II.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     III.

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock, par value $0.0001 per share (the "Common Stock"), and Preferred Stock, par value $0.0001 per share (the "Preferred Stock"). The total number of shares of Common Stock the Corporation shall have authority to issue is 20,000,000. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 8,168,820: 1,500,005 of which shares shall be designated Series A Preferred Stock ("Series A Preferred"), 700,000 of which shares shall be designated Series B Preferred Stock ("Series B Preferred"), 1,730,061 of which shares shall be designated Series C Preferred Stock ("Series C Preferred"), 1,698,754 of which shares shall be designated Series D Preferred Stock ("Series D Preferred") and 2,540,000 of which shares shall be designated Series E Preferred Stock ("Series E Preferred").

     Upon the automatic conversion of all outstanding shares of Preferred Stock in accordance with the provisions of Article IV, Section 4(b) of this Certificate of Incorporation (the "Automatic Conversion Event"), the Company shall immediately thereafter be authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share, and Preferred Stock, par value $0.0001 per share. After the Automatic Conversion Event, the total number of shares of Common Stock the Corporation shall have authority to issue shall be 100,000,000, and the total number of shares of Preferred Stock the Company shall have the authority to issue shall be 5,000,000. After the Automatic Conversion Event, the Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of
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Directors).  With respect to such series, the Board of Directors is authorized
(i) to determine the number of shares of any such series and the designation thereof, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Immediately following any Automatic Conversion Event, the Board of Directors is authorized, without the further consent or approval of the stockholders of the Company to amend and restate this Certificate of Incorporation to show the authorized classes of capital stock as set forth in the preceding paragraph and to eliminate all references in this Certificate of Incorporation to the rights, preferences, privileges and restrictions of the series of Preferred Stock converted to Common Stock (and, in connection with any such amendment and restatement, to renumber the remaining Articles).

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

          1.   Dividends.  The holders of shares of Series A Preferred, Series B
               ---------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor, payable in preference and priority to any payment of any dividend on Common Stock of the Corporation, at the rate of $0.03, $0.10, $0.49, $0.71 and $1.28 per share (adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares ("Recapitalizations")) per annum, respectively. The right to such dividends on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred shall not be cumulative. No dividend shall be paid on the Common Stock in any year, other than dividends payable solely in Common Stock, until all dividends for such year have been declared and paid on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred, and then such dividends on the Common Stock shall not be in excess of the dividends paid on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred unless the amount of such excess is also paid on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred on an as-converted per share basis.

          2.   Liquidation Preferences.  In the event of any liquidation,
               -----------------------
dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

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               (a)  Series E Liquidation Preference.  The holders of Series E
                    -------------------------------
Preferred shall be entitled to receive an amount equal to the sum of $16.00 (subject to adjustment for Recapitalizations) for each outstanding share of Series E Preferred plus an amount equal to all declared but unpaid dividends on such share as of the date fixed for distribution (the "Series E Liquidation Preference").

                    (1) The Series E Liquidation Preference to be paid to the holders of the Series E Preferred under this Section 2(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the holders of the Common Stock in connection with any such liquidation, dissolution or winding up.

                    (2) If the assets and funds distributed to the holders of the Series E Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets or property of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series E Preferred in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series E Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series E Preferred then outstanding.

               (b)  Distribution After Payment of Series E Liquidation
                    --------------------------------------------------
Preference.  After payment has been made to the holders of the Series E
----------
Preferred of the Series E Liquidation Preference, the holders of Series D Preferred shall be entitled to receive an amount equal to the sum of $8.83 (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series D Preferred plus an amount equal to all declared but unpaid dividends on such share as of the date fixed for distribution (the "Series D Liquidation Preference").

                    (1) The Series D Liquidation Preference to be paid to the holders of the Series D Preferred under this Section 2(b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred and the holders of the Common Stock in connection with any such liquidation, dissolution or winding up.

                    (2) If the assets and funds distributed to the holders of the Series D Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets or property of the Corporation legally available for distribution (following payment to the holders of the Series E Preferred of the Series E Liquidation Preference) shall be distributed ratably to the holders of the Series D Preferred in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series D Preferred then held

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by such holder, and the denominator of which shall be the total number of shares of Series D Preferred then outstanding.

               (c)  Distribution After Payment of Series E and Series D
                    ---------------------------------------------------
Liquidation Preference.  After payment has been made to the holders of the
----------------------
Series E Preferred and the Series D Preferred of the full preferential amounts as set forth in Sections 2(a) and 2(b) above, the holders of Series C Preferred shall be entitled to receive an amount equal to the sum of $4.89 (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series C Preferred plus an amount equal to all declared but unpaid dividends on such share as of the date fixed for distribution (the "Series C Liquidation Preference").

                    (1) The Series C Liquidation Preference to be paid to the holders of the Series C Preferred under this Section 2(c) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred, the Series B Preferred and the holders of the Common Stock in connection with any such liquidation, dissolution or winding up.

                    (2) If the assets and funds distributed to the holders of the Series C Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets or property of the Corporation legally available for distribution (following payment to the holders of Series E Preferred and the Series D Preferred of the Series E Liquidation Preference and the Series D Liquidation Preference, respectively) shall be distributed ratably to the holders of the Series C Preferred in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series C Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series C Preferred then outstanding.

               (d)  Distribution after Payment of Series E, Series D and Series
                    -----------------------------------------------------------
C Liquidation Preference.  After payment has been made to the holders of the
------------------------
Series E Preferred, the Series D Preferred and the Series C Preferred of the full preferential amounts as set forth in Sections 2(a), 2(b) and 2(c) above,
(i) the holders of Series A Preferred shall be entitled to receive an amount equal to the sum of $0.36 (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series A Preferred plus an amount equal to all declared but unpaid dividends on such share as of the date fixed for distribution (the "Series A Liquidation Preference") and (ii) the holders of Series B Preferred shall be entitled to receive an amount equal to the sum of $1.00 (subject to adjustment for stock splits, stock dividends and recapitalizations) for each outstanding share of Series B Preferred plus an amount equal to all declared but unpaid dividends on such share as of the date fixed for distribution (the "Series B Liquidation Preference"). The Series A Preferred and Series B Preferred shall rank on parity as to the receipt of the respective preferential amounts for each such series.

                    (1) All of the preferential amounts to be paid to the holders of the Series A Preferred and the Series B Preferred under this Section 2(d) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of

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any assets of the Corporation to, the holders of Common Stock in connection with any such liquidation, dissolution or winding up.

                    (2) If the assets and funds distributed to the holders of the Series A Preferred and the Series B Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets or property of the Corporation legally available for distribution (following payment to the holders of the Series E Preferred, the Series D Preferred and the Series C Preferred of the Series E Liquidation Preference, the Series D Liquidation Preference and the Series C Liquidation Preference, respectively) shall be distributed ratably to the holders of the Series A Preferred and the Series B Preferred in proportion to the aggregate Series A Liquidation Preference and Series B Liquidation Preference in such a manner that the preferential amount to be distributed to each such holder shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum of the number of shares of Series A Preferred then held by such holder times the Series A Liquidation Preference plus the number of shares of Series B Preferred then held by such holder times the Series B Liquidation Preference, and the denominator of which shall be the sum of the total number of shares of Series A Preferred then outstanding times the Series A Liquidation Preference plus the total number of shares of Series B Preferred then outstanding times the Series B Liquidation Preference.

               (e)  Distribution after Payment of Series E, Series D, Series C,
                    ----------------------------------------------------------
Series B and Series A Liquidation Preferences.  After payment has been made to
---------------------------------------------
the holders of the Series E Preferred, the Series D Preferred, the Series C Preferred, the Series B Preferred and the Series A Preferred of the full preferential amounts as set forth in Sections 2(a), 2(b), 2(c) and 2(d) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably and solely to the holders of the Common Stock.

               (f) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other entity, or the merger of any other entity into the Corporation, or the sale of all or substantially all of the assets of the Corporation, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization ("Change of Control") the stockholders of the Corporation receive distributions in cash or securities of another entity as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation unless the stockholders of this Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving entity immediately following such consolidation, merger, sale of assets or reorganization, in which case such consolidation, merger, sale of assets or reorganization shall not be treated as a liquidation, dissolution or winding up.

               (g)  Consent.  Each holder of an outstanding share of Preferred
                    -------
Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons providing for the Corporation's right of said repurchase.

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          3.   Voting Rights.
               -------------

               (a) Except as otherwise required by law or by this Certificate of Incorporation, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

               (b) The holders of the Preferred and Common Stock shall vote for the Corporation's Board of Directors as follows: (i) one (1) member elected by the holders of the shares of Series E Preferred, and (ii) the remaining members elected by the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Common Stock, voting together as a class. Any director designated under this Section 3(b) may be removed from the Board only at the written request of the holders which designated such director in accordance with this Section 3(b). In the event of the death, resignation, removal or inability to serve of any designees, the resulting vacancy on the Board shall be filled by an individual designated by the holders who designated the vacating director.

          4.   Conversion.  The holders of Preferred Stock have conversion
               ----------
rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.  Each share of Preferred Stock shall be
                    ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Series A Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.36 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of Series B Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of Series C Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.89 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of Series D Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.83 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion, and each share of Series E Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $16.00 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of each Series of Preferred Stock shall initially be $0.36 with respect to

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each share of Series A Preferred (the "Series A Conversion Price"), $1.00 with respect to each share of Series B Preferred (the "Series B Conversion Price"), $4.89 with respect to each share of Series C Preferred (the "Series C Conversion Price"), $8.83 with respect to each share of Series D Preferred (the "Series D Conversion Price"), and $16.00 with respect each share of Series E Preferred (the "Series E Conversion Price"). The term "Conversion Price" shall refer to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price, as applicable, and shall be subject to adjustment as hereinafter provided.

               (b)  Automatic Conversion.  Each share of Preferred Stock shall
                    --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Price for such series upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any successor form under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) (the "IPO Price") of not less than $16.00 per share (appropriately adjusted for any Recapitalizations) and an aggregate offering price to the public of not less than $15,000,000, or (ii) (x) with respect to shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, at the election of holders of at least a majority of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a class and (y) with respect to shares of Series E Preferred, at the election of holders of at least a majority of the outstanding shares of Series E Preferred, voting as a class. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (c)  Mechanics of Conversion.  No fractional shares of Common
                    -----------------------
Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion then on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d)  (1)  Adjustment of Series A Conversion Price, Series B
                         -------------------------------------------------
Conversion Price, Series C Conversion Price, Series D Conversion Price and
--------------------------------------------------------------------------
Series E Conversion Price.  The Series A Conversion Price, the Series B
-------------------------
Conversation Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be subject to adjustment from time to time as follows:

                         (i)   Adjustments for Subdivisions, Combinations or
                               ---------------------------------------------
Consolidation of Common Stock.  In the event the outstanding shares of Common
-----------------------------
Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                         (ii)  Adjustments for Stock Dividends and Other
                               -----------------------------------------
Distributions.  In the event the Corporation at any time or from time to time
-------------
makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4 or as provided in Section 1, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                         (iii) Adjustments for Reclassification, Exchange and
                               ----------------------------------------------
Substitution.  Except as provided in Section 2 upon any liquidation,
------------
dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock shall have been entitled upon such reorganization or reclassification.

                    (2)  Adjustments of Conversion Price for Diluting Issues.
                         ---------------------------------------------------
In addition to the adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price provided in Section 4(d)(1) above, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be subject to further adjustment from time to time as follows:

                         (i)  Special Definitions.  For purposes of this
                              -------------------
Section 4(d)(2), the following definitions shall apply:

                              (1)  Options shall mean rights, options or
                                   -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                              (2)  Original Issue Date shall mean the date on
                                   -------------------
which the first share of Series E Preferred was first issued.

                              (3)  Convertible Securities shall mean securities
                                   ----------------------
convertible into or exchangeable for Common Stock.

                              (4)  Additional Shares of Common Stock shall mean
                                   ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 4(d)(2)(iii), deemed to be issued) by the Corporation after the Original Issue Date other than shares
                                                               ----------
of Common Stock issued (or, pursuant to Section 4(d)(2)(iii), deemed to be issued):

                                   (A)  upon conversion of shares of the
Preferred Stock;

                                   (B)  to officers, directors and employees of,
and consultants to, the Corporation pursuant to plans and arrangements approved by the Board of Directors, which shares shall not exceed, at any time, 20% of the shares of capital stock of the Corporation outstanding as of such time on a fully diluted basis; provided, however, that such percentage may be increased to
                     --------  -------
an amount as approved by the holders of two-thirds of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as one class, pursuant to Article III,
Section 6(a)(iv).

                                   (C)  as a dividend or other distribution on
the Preferred Stock or pursuant to clause (i), (ii) or (iii) of Section 4(d)(1);

                                   (D)  upon the exercise (in whole or in part)
of warrants to purchase an aggregate of 100,000 shares of Series C Preferred Stock (as adjusted for Recapitalizations);

                                   (E)  in connection with a merger or
acquisition of the Corporation or in connection with a strategic partnership;

                                    (F)  in a public offering pursuant to an
effective registration statement on Form S-1 or any successor form under the Securities Act of 1933, as amended, or with respect to any issuance of Common Stock thereafter; or

                                    (G)  by way of dividend or other
distributions on securities referred to in clauses (A), (B), (C), (D), (E) and
(F) above.

                         (ii)  No Adjustment of Conversion Price.  No
                               ---------------------------------
adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price of a particular share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, in effect on the date of, and immediately prior to such issue.

                         (iii) Deemed Issue of Additional Shares of Common
                               -------------------------------------------
Stock.
-----

                               (1)  Options and Convertible Securities.  Except
                                    ----------------------------------
as otherwise provided in Section 4(d)(2)(i)(4)(A) - (G) and 4(d)(2)(ii), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                                    (A)  no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B)  if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                   (C)  upon the expiration of any such Options
or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (I)  in the case of Convertible
Securities or Options for Common Stock, the only additional shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (II) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                   (D)  no readjustment pursuant to clause (B)
or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                   (E)  in the case of any Options which expire
by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                         (iv) Adjustment of Conversion Price Upon Issuance of
                              -----------------------------------------------
Additional Shares of Common Stock.  In the event the Corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(2)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price, in effect on the date of, and immediately prior to such issue, then and in such event, such Series A Conversion Price, such Series B Conversion Price, such Series C Conversion Price, such Series D Conversion Price or such Series E Conversion Price, as the case may be, shall be reduced, concurrently with such issue: (i) with respect to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price, such Series B Conversion Price, such Series C Conversion Price or such Series D

Conversion Price, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(2)(iv), all
    -------- -------
shares of Common Stock issuable upon exercise of outstanding Options or conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(2)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding; and (ii) with respect to the Series E Conversion Price, to a price (calculated to the nearest cent) equal to the price paid per share for such Additional Shares of Common Stock, provided however
                                                           -------- -------
than in no event shall the Series E Conversion Price be lower than $12.00 per share (appropriately adjusted for any Recapitalizations).

                         (v)  Determination of Consideration.  For purposes of
                              ------------------------------
this Section 4(d)(2), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1)  Cash and Property:  Such consideration shall:
                                   -----------------

                                   (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

                                   (B)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                   (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                              (2)  Options and Convertible Securities.  The
                                   ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(2)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                   (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e)  No Impairment.  Except as provided in Section 6, the Corporation
               -------------
will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be.

          (g)  Notices of Record Date.  In the event that the Corporation shall
               ----------------------
propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

                     (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                     (2)  in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     Notwithstanding any provision to the contrary, any notices required by this
Section 4(g) may be waived by the holders of a majority of the outstanding shares of Preferred Stock.

     5.   Status of Converted Stock.  In case any shares of Preferred Stock
          -------------------------
shall be repurchased or converted pursuant to Section 4, the shares so repurchased or converted shall be cancelled and shall not be issued by the Corporation and this Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized Preferred Stock.

     6.   Covenants.
          ---------

          (a)  Amendment by Two-Thirds Vote of Series A Preferred, Series B
               ------------------------------------------------------------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred.  In
------------------------------------------------------------------------
addition to any other rights provided by law, so long as at least twenty-five percent (25%) of the authorized Preferred Stock as of the date of this Certificate of Incorporation shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Preferred Stock voting together as a single class:

               (i) enter into or approve, or permit any subsidiary of the Corporation to enter into, any agreement providing for the acquisition of any business through purchase of assets, purchase of stock, licensing arrangement, or otherwise;

               (ii) enter into an agreement providing for the merger or consolidation with, or the sale of substantially all of the Corporation's assets to, any other person or entity, unless the stockholders of the Corporation would hold more than fifty percent (50%) of the voting equity securities of the surviving corporation immediately following such merger or consolidation (a "Change of Control Acquisition Agreement");

               (iii) declare or pay any dividend or other distribution on any shares of capital stock or purchase, redeem or otherwise acquire any shares of the Corporation; provided, however, that this provision shall not apply with respect to repurchases by the Corporation of shares of Common Stock or Preferred Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; or

               (iv) revise Article III, Section 4(d)(2)(i)(4)(B) to increase the percentage stated therein.

          (b)  Amendment by Two-Thirds Vote of Series A Preferred and Series B
               ---------------------------------------------------------------
Preferred.  In addition to any other rights provided by law, so long as at least
---------
twenty-five percent (25%) of the authorized Series A Preferred and Series B Preferred as of the date of this Certificate of Incorporation shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of the Series A Preferred and the Series B Preferred, voting together as a single class:

               (i) authorize or issue shares of any class or series of stock (or reclassify any shares of the Corporation into shares of stock) having any preference or priority as to dividends, liquidation rights or assets superior to any such preference or priority of the Series A Preferred and the Series B Preferred; or

               (ii) amend or repeal any provision of the Corporation's Certificate of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred and Series B Preferred.

          (c)  Amendment by Majority Vote of Series C Preferred.  In addition to
               ------------------------------------------------
any other rights provided by law, so long as at least twenty-five percent (25%) of the authorized Series C Preferred as of the date of this Certificate of Incorporation shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred:

               (i) authorize or issue shares of any class or series of stock (or reclassify any shares of the Corporation into shares of stock) having any preference or priority as to dividends, liquidation rights or assets on parity with or superior to any such preference or priority of the Series C Preferred; or

               (ii) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred.

          (d)  Amendment by Two-Thirds Vote of Series D Preferred.  In addition
               --------------------------------------------------
to any other rights provided by law, so long as at least twenty-five percent (25%) of the authorized Series D Preferred as of the date of this Certificate of Incorporation shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series D Preferred:

               (i) amend or repeal any provision of the Corporation's Certificate of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred;

               (ii) authorize or issue shares of any class or series of stock (or reclassify any shares of the Corporation into shares of stock) having any preference or priority as to dividends, liquidation rights or assets on parity with or superior to any such preference or priority of the Series D Preferred; or

               (iii) enter into a Change of Control Acquisition Agreement pursuant to which the stockholders of the Corporation will receive consideration in an amount valued less than $12.50 per share of Common Stock (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like).

          (e)  Amendment by Majority Vote of Series E Preferred.  In addition to
               ------------------------------------------------
any other rights provided by law, so long as at least twenty-five percent (25%) of the authorized Series E Preferred as of the date of this Certificate of Incorporation shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred:

               (i) amend or repeal any provision of the Corporation's Certificate of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred;

               (ii) authorize or issue shares of any class or series of stock (or reclassify any shares of the Corporation into shares of stock) having any preference or priority as to dividends, liquidation rights or assets on parity with or superior to any such preference or priority of the Series E Preferred; or

               (iii) enter into a Change of Control Acquisition Agreement pursuant to which the holders of Series E Preferred, or if no shares of Series E Preferred are outstanding, the stockholders of the Corporation, will receive consideration in an amount valued less than (1) $16.00 per share of Common Stock with respect to an agreement entered prior to January 1, 2001, (2) $18.00 per share of Common Stock with respect to an agreement entered into after January 1, 2001 and prior to January 1, 2002, (3) $19.00 per share of Common Stock with respect to an agreement entered into after January 1, 2002 and prior to January 1, 2003, and (4) $20.00 per share of Common

Stock with respect to an agreement entered into after January 1, 2003 (each appropriately adjusted for any Recapitalizations).

               (iv) amend or waive the application of Section 4(b)(i) such that the automatic conversion of Series E Preferred occurs at an IPO Price of less than $16.00 per share (as adjusted for any Recapitalizations).

                                      V.

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment, modification nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate, reduce or adversely affect, any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

                                      VI.

     Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

                                     VII.

     Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, no stockholder will be permitted to cumulate votes at any election of directors.

                                     VIII.

     Notwithstanding the foregoing, effective upon the closing of a firm commitment underwritten public offering of Common Stock of the corporation, the Board of Directors shall be divided into three classes, the members of each class to serve for a term of three years; provided that the directors shall be elected as follows: at the first annual meeting of the stockholders held following the closing of a firm commitment underwritten public offering of Common Stock of the corporation, the directors in the first class shall be elected for a term of three years, at the second annual meeting following such date, the directors in the second class shall be elected for a term of three years, and at the third annual meeting following such date, the directors in the third class shall be elected for a term of three years. The Board of Directors by resolution shall nominate the directors to be elected for each class. At subsequent annual meetings of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting.

Directors elected at each such subsequent annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter.

                                      IX.

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of Section
2.2 (Annual Meeting), Section 2.3 (Special Meeting), Section 2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), Section 3.3 (Election and Term of Office of Directors) and Section 3.4 (Resignation and Vacancies) of the Bylaws of the Corporation or of Article VIII or this Article IX.

                                      X.

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                      XI.

     The Corporation is to have perpetual existence.

                                     XII.

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                     XIII.

     Advance notice of new business and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                     XIV.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      XV.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                                     XVI.

     The name and mailing address of the incorporator are as follows:

     Joan Moses
     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94303-1050

     The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Numerical Technologies, Inc., is her act and deed and that the facts stated therein are true.

Dated: ____________, 2000


                                             ___________________________________
                                             Joan Moses